CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Vale S.A. and Vale Overseas Limited of our report dated February 16, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Vale S.A.’s Form 6-K furnished to the SEC on April 12, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Rio de Janeiro, April 12, 2023

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.___

PricewaterhouseCoopers

Auditores Independentes Ltda.